UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

Milestone Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14053	13-3545623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Eagle Rock Avenue Suite 403 Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

On April 30, 2026, the Board of Directors of Milestone Scientific Inc. (the “Company”) approved the dismissal of CBIZ CPAs P.C. (“CBIZ CPAs”) as the independent registered public accounting firm to the Company effective as of May 15, 2026. The Company engaged Grassi & Co., CPAs, P.C. to be the independent registered public accounting firm to the Company for the fiscal year ending December 31, 2026. The approval of the dismissal of CBIZ CPAs was approved by the Audit Committee of the Company’s Board of Directors. CBIZ CPAs became the Company’s independent registered public accounting firm in April 2025 in connection with its acquisition of the attest business of Marcum LLP, the Company’s then independent registered public accounting firm. CBIZ CPAs did not audit the Company’s financial statements for the year ended December 31, 2024.

Termination of CBIZ CPAs

The report of CBIZ CPAs on the Company’s consolidated balance sheet as of December 31, 2025 and the related consolidated statement of operations, consolidated statement of changes in stockholders’ equity and consolidated statement of cash flows for the year then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of the Company’s consolidated financial statements for the year ended December 31, 2025 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s most recent fiscal year ended December 31, 2025, and the subsequent interim period through April 30, 2026, there were no disagreements between the Company and CBIZ CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CBIZ CPAs, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such periods. In addition, during the Company’s most recent fiscal year ended December 31, 2025, and the subsequent interim period through April 30, 2026, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided CBIZ CPAs with a copy of this disclosure and requested that CBIZ CPAs furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees or disagrees with the statements by the Company in this Current Report on Form 8-K.

A copy of the letter from CBIZ CPAs is attached hereto as Exhibit 16.1

Engagement of Grassi & Co., CPAs, P.C.

On April 30, 2026, the Company entered into an engagement agreement with Grassi & Co. Certified Public Accountants, PC (“Grassi”), as its new independent registered public accounting firm effective May 15, 2026. The engagement of Grassi was approved by the Audit Committee of the Company’s Board of Directors.

During the fiscal years ended December 31, 2025 and 2024 and through April 30, 2026, neither the Company nor anyone acting on its behalf consulted with Grassi regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice was provided that Grassi concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

16.1	Letter from CBIZ CPAs, dated May 6, 2026, addressed to the Securities and Exchange Commission.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milestone Scientific Inc.

Dated: May 6, 2026	By:	/s/ Eric Hines
Eric Hines,
Chief Executive Officer